Exhibit 10.4

PROMISSORY NOTE

FOR VALUE RECEIVED:

The undersigned, Money To Lend of Louisiana, Inc., a Louisiana Corporation, promises to pay Vance R. Martin, on June 28, 2008 the sum of Five Hundred Thousand dollars ($500,000.00) together with interest at a rate of Eight Percent (8%) per annum, payable monthly by the tenth (10th) of each month.

The indebtedness evidenced by this note may be prepaid by the undersigned Maker in whole or in part prior to maturity on any interest paying date, together with accrued interest to the date of prepayment. The holder hereof shall be entitled to receive from the undersigned Maker thirty (30) days prior written notice of its intention to prepay this note at his last address as shown by the records of the undersigned. In the event this note is not presented for prepayment on the dte called for in the written notice by the undersigned, interest shall nevertheless cease from and after such date.

IN WITNESS WHEREOF, Money To Lend of Louisiana, Inc. has caused its corporate name to be hereunto subscribed by its President on the 14th day of July, 2004.

MONEY TO LEND OF LOUISIANA, INC.

BY:	/s/ Vance R. Martin
Its:	President

SEAL